EXHIBIT 16.1

December 9, 2021

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, DC 20549

RE:  Zivo Bioscience, Inc.

Ladies and Gentlemen:

We have read the statements of Zivo Bioscience, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K/A dated December 9, 2021 and agree with such statements as they pertain to our Firm.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

WOLINETZ, LAFAZAN & COMPANY, P.C.